UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nomination.

Singularity Future Technology Ltd. (the “Company” or the “Registrant”) has established October 18, 2023 as the date of the annual meeting of the stockholders of the Company for the fiscal year ended June 30, 2022 (the “2022 Annual Meeting”). The date of the 2022 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2021 annual meeting of stockholders. Accordingly, stockholders of the Company who wish to have a proposal or nomination considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must provide written notice to the Company at its corporate headquarters, 98 Cutter Mill Road, Suite 322, Great Neck, New York 11021 on or before September 28, 2023, in accordance with the Bylaws of the Company and which the Company believes to be a reasonable time before it expects to begin to print and distribute its proxy materials for the 2022 Annual Meeting.

In addition to complying with the September 28, 2023 deadline, stockholder proposals and director nominations intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must also comply with all applicable Securities and Exchange Commission rules, including Rule 14a-8 and Rule 14a-19, the Virginia Stock Corporation Act, and the Company's Bylaws in order to be eligible for inclusion in the proxy materials for the 2022 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2023	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

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